EXHIBIT 15.1

Harney Westwood & Riegels LLP 4th Floor, South Quay Building 77 Marsh Wall London E14 9SH United Kingdom Tel: +44 (0) 20 3752 3600 Fax: +44 (0) 20 3752 3695

29 April 2022

rachel.graham@harneys.com

+44 (0) 20 3752 3604

039181.0069.RAG

ReneSola Ltd
Craigmuir Chambers
PO Box 71
Road Town
Tortola
British Virgin Islands

Dear Sir or Madam

Annual Report on Form 20-F

We hereby consent to the filing of this letter as an exhibit to the Company’s annual report on Form 20-F for the year ended December 31, 2021 with the U.S. Securities and Exchange Commission, and to the reference therein to our firm under the headings “Item 10. Additional Information—E. Taxation” and “Item 16G. Corporate Governance” in the annual report.

Yours faithfully

Harney Westwood & Riegels LLP